FOR IMMEDIATE RELEASE

NACEL Energy Completes Environmental Assessment and Receives Permitting at Channing Flats, Texas Wind Power Project

PHOENIX, AZ – Friday, September 18, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today announced the completion of major environmental assessment work at its Channing Flats wind power project in Moore County, Texas. In addition, the Company recently received Federal Aviation Administration (FAA) permits covering the placement of 18 turbines at Channing Flats – completing the development phase permitting for this project.

Consistent and steady progress on NACEL Energy’s Channing Flats wind power project has occurred. Work initially began early in 2009 with an ALTA/ACSM survey on the 1,413 acre parcel acquired by the Company under a wind development rights option agreement (see Company’s Form 8-K filed on November 8, 2008) including access roads to the site. The Company then commissioned work for a series of necessary evaluations and other efforts including an archaeological/cultural site evaluation needed for the U.S. Army Corps of Engineers; a biological resources evaluation including wildlife habitat assessment; a storm water pollution prevention plan; a U.S. Army of Corps of Engineers jurisdictional waters evaluation and the aforementioned application for FAA turbine permits.

In addition to environmental and permitting work, NACEL Energy has also completed significant pre-construction work for the Channing Flats project including turbine and electrical collection engineering as part of the Company’s project interconnection plan, now before Southwest Power Pool (see Company’s Form 8-K filed on June 18, 2009).

The Company cautions that important milestones remain to be undertaken and completed prior to project commissioning (operations) at Channing Flats, currently anticipated for July 2010. Such milestones include a final interconnection agreement, negotiation of a power purchase agreement and consummating turbine (debt) financing.

NACEL Energy’s Chief Executive Officer, Paul Turner, Ph. D., stated:

“NACEL Energy’s wind development business model based upon phased project expansion and multiple interconnection options is unique in the American wind energy industry. We look forward to updating shareholders and other interested parties concerning the achievement of future milestones at Channing Flats, as well as our five other wind power generation projects.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its new Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 120 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas, Illinois and internationally, in the Dominican Republic. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

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Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

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NACEL Energy Investor Services
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